Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER 2014 RESULTS

TEMPE, AZ – July 31, 2014 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended June 30, 2014.

•	Net sales were flat compared to the second quarter of 2013 at $1.4 billion.

•	Gross profit increased 2% compared to the second quarter of 2013 to $194.6 million, with gross margin increasing approximately 20 basis points to 13.7% of net sales.

•	Earnings from operations increased 4% compared to the second quarter of 2013 to $46.5 million, or 3.3% of net sales.

•	Net earnings and diluted earnings per share for the second quarter of 2014 were $27.2 million and $0.66, respectively.

•	Excluding severance and restructuring expenses and non-cash impairment and accelerated depreciation charges related to the Company’s Illinois real estate assets and the tax effect of these charges, non-GAAP net earnings and diluted earnings per share for the second quarter of 2014 were $30.6 million and $0.74, respectively.*

•	In the six months ended June 30, 2014, the Company generated $103.7 million of cash from operations, compared to $87.8 million during the first six months of 2013.

•	During the six months ended June 30, 2014, the Company paid down debt by $41.5 million, ending the quarter with $25.0 million of long-term debt outstanding and $149.9 million in cash and cash equivalents.

“In the second quarter, our businesses delivered another quarter of solid earnings growth year over year. We are pleased with the second quarter sales trends in our EMEA and APAC businesses, the strong gross margin performance in our North America business and the operating leverage we saw globally,” stated Ken Lamneck, President and Chief Executive Officer. “As we move into the back half of 2014, we will continue to focus on driving profitable top line growth in strategic product categories while continuing to selectively invest in sales and solutions capabilities in our core markets,” added Lamneck.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 2	July 31, 2014

SEGMENT OVERVIEW

In North America, net sales were $889.3 million for the second quarter of 2014, a decrease of 4% compared to net sales of $923.1 million for the second quarter of 2013. Net sales of hardware, software and services decreased 1%, 8% and 7%, respectively, year to year. Gross profit of $125.0 million was flat year over year; however, gross margin increased to 14.1% for the second quarter of 2014 from 13.5% in the second quarter of 2013. Selling and administrative expenses in North America in the second quarter of 2014 were up 5%, or $4.3 million, compared to the second quarter of 2013. Selling and administrative expenses during the three months ended June 30, 2014 include non-cash charges of approximately $5.2 million, consisting of an impairment loss of approximately $4.6 million and accelerated depreciation of approximately $620,000, related to our Illinois real estate assets, which are held for sale. These non-cash charges were approximately $3.2 million net of tax. During the second quarter of 2014, severance and restructuring expenses recorded in North America were immaterial, compared to $967,000, $638,000 net of tax, during the second quarter of 2013. As a result, earnings from operations in North America decreased 9% year to year to $30.5 million, or 3.4% of net sales, in the second quarter of 2014, compared to $33.4 million, or 3.6% of net sales, in the second quarter of 2013. Excluding the non-cash impairment and accelerated depreciation charges recorded in the second quarter of 2014 and severance and restructuring expenses in both periods, earnings from operations in North America on a non-GAAP basis increased 4% year over year to $35.7 million, or 4.0% of net sales, in the second quarter of 2014 compared to $34.4 million, or 3.7% of net sales, in the second quarter of 2013.*

The Company’s EMEA operating segment reported net sales of $446.9 million for the second quarter of 2014, an increase of 6% compared to the second quarter of 2013. Excluding the effects of foreign currency movements, net sales increased 1% year over year. Net sales of hardware and services increased 28% and 6%, respectively, year over year, while net sales of software declined 2% year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware net sales increased 18% year over year, services net sales were flat and software net sales declined 6% compared to the second quarter of 2013. Gross profit of $56.1 million was up 3%, with gross margin decreasing to 12.6% for the second quarter of 2014 from 12.9% in the second quarter of 2013. Excluding the effects of foreign currency movements, gross profit declined 3% year to year. Selling and administrative expenses in EMEA in the second quarter of 2014 were down 1%, or $279,000, compared to the second quarter of 2013. Excluding the effects of foreign currency movements, selling and administrative expenses declined 7% year to year. During the second quarter of 2014, severance and restructuring expenses, net of adjustments, recorded in EMEA were $215,000, compared to $2.2 million, $1.9 million net of tax, of severance and restructuring expenses reported for the second quarter of 2013. As a result, earnings from operations in EMEA increased 72% year over year to $9.8 million, or 2.2% of net sales, in the second quarter of 2014 compared to $5.7 million, or 1.4% of net sales, in the second quarter of 2013. Excluding severance and restructuring expenses in both periods, earnings from operations in EMEA on a non-GAAP basis increased 27% year over year to $10.1 million, or 2.3% of net sales, in the second quarter of 2014 compared to $7.9 million, or 1.9% of net sales, in the second quarter of 2013.*

The Company’s APAC operating segment reported net sales of $81.8 million for the second quarter of 2014, an increase of 13% compared to the second quarter of 2013 in U.S. dollars. Excluding the effects of foreign currency movements, net sales increased 16% year over year. Gross profit of $13.5 million was up 12%, with gross margin decreasing to 16.5% for the second quarter of 2014 from 16.6% in the second quarter of 2013. Excluding the effects of foreign currency movements, gross profit increased 15% year over year. Selling and administrative expenses in APAC increased $668,000, or 10%, year over year in U.S. dollars, an increase of 15% year over year excluding the effects of foreign currency movements. During the second quarter of 2014, severance and restructuring expenses recorded in APAC were $109,000, and no severance and restructuring expenses were recorded in the second quarter of 2013. As a result, earnings from operations in APAC increased 12% year over year to $6.1 million, or 7.5% of net sales, in the second quarter of 2014 compared to $5.5 million, or 7.6% of net sales, in the second quarter of 2013.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 3	July 31, 2014

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current period.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

UPDATED GUIDANCE

For the full year of 2014, the Company expects net sales to increase in the low-single digit range and diluted earnings per share to be between $2.02 and $2.10.

This outlook reflects:

•	The adverse effect on gross profit of previously announced partner program changes in the software category, which the Company now expects to be between $10 and $15 million, with the majority of the effect to be realized in the back half of the year; and

•	an effective tax rate of approximately 38% to 39%.

This outlook does not reflect severance and restructuring expenses incurred during the year or the non-cash charge related to the Company’s Illinois real estate recorded in the second quarter.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss second quarter 2014 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 51086200.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 4	July 31, 2014

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures exclude severance and restructuring expenses in 2014 and 2013, non-cash impairment and accelerated depreciation charges related to our Illinois real estate assets in the second quarter of 2014 and the tax effect of these charges. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 5	July 31, 2014

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
Insight Enterprises, Inc.
Net sales	$1,417,897	$1,416,547	—	$2,632,427	$2,598,169	1%
Gross profit	$194,599	$190,927	2%	$358,344	$349,064	3%
Earnings from operations	$46,479	$44,598	4%	$67,458	$59,015	14%
Net earnings	$27,249	$26,513	3%	$38,799	$35,589	9%
Diluted earnings per share	$0.66	$0.62	6%	$0.93	$0.81	15%
North America
Net sales	$889,252	$923,063	(4%)	$1,669,934	$1,670,067	—
Gross profit	$125,038	$124,664	—	$232,451	$227,191	2%
Earnings from operations	$30,494	$33,402	(9%)	$48,649	$45,676	7%
EMEA
Net sales	$446,857	$421,116	6%	$834,800	$808,027	3%
Gross profit	$56,086	$54,238	3%	$105,407	$102,848	2%
Earnings from operations	$9,841	$5,725	72%	$11,797	$6,904	71%
APAC
Net sales	$81,788	$72,368	13%	$127,693	$120,075	6%
Gross profit	$13,475	$12,025	12%	$20,486	$19,025	8%
Earnings from operations	$6,144	$5,471	12%	$7,012	$6,435	9%

	North America			EMEA			APAC
	Three Months Ended June 30,			Three Months Ended June 30,			Three Months Ended June 30,
Sales Mix	2014	2013	% change*	2014	2013	% change*	2014	2013	% change*
Hardware	59%	58%	(1%)	31%	26%	28%	5%	3%	103%
Software	35%	36%	(8%)	67%	72%	(2%)	92%	95%	9%
Services	6%	6%	(7%)	2%	2%	6%	3%	2%	50%

	100%	100%	(4%)	100%	100%	6%	100%	100%	13%

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 6	July 31, 2014

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expectations relative to its expected full year 2014 financial results, including projected sales and diluted earnings per share, and the assumptions relating thereto, including the effective tax rate and the effect on gross profit of partner program changes, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013:

•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	disruptions in the Company’s IT systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the security of the Company’s electronic and other confidential information;

•	general economic conditions;

•	the Company’s dependence on certain personnel;

•	the variability of the Company’s net sales and gross profit;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 7	July 31, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$1,417,897	$1,416,547	$2,632,427	$2,598,169
Costs of goods sold	1,223,298	1,225,620	2,274,083	2,249,105

Gross profit	194,599	190,927	358,344	349,064
Operating expenses:
Selling and administrative expenses	147,810	143,158	290,239	284,146
Severance and restructuring expenses	310	3,171	647	5,903

Earnings from operations	46,479	44,598	67,458	59,015
Non-operating (income) expense:
Interest income	(333)	(337)	(582)	(649)
Interest expense	1,501	1,556	2,959	3,174
Net foreign currency exchange loss (gain)	461	(886)	957	(725)
Other expense, net	443	342	692	716

Earnings before income taxes	44,407	43,923	63,432	56,499
Income tax expense	17,158	17,410	24,633	20,910

Net earnings	$27,249	$26,513	$38,799	$35,589

Net earnings per share:
Basic	$0.67	$0.62	$0.94	$0.81

Diluted	$0.66	$0.62	$0.93	$0.81

Shares used in per share calculations:
Basic	40,951	42,862	41,292	43,766

Diluted	41,228	43,024	41,573	44,044

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 8	July 31, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$149,927	$126,817
Accounts receivable, net	1,325,866	1,257,910
Inventories	126,703	97,268
Inventories not available for sale	43,683	38,705
Deferred income taxes	16,945	16,436
Other current assets	68,119	57,528

Total current assets	1,731,243	1,594,664
Property and equipment, net	117,386	132,820
Goodwill	26,257	26,257
Intangible assets, net	30,123	35,765
Deferred income taxes	58,880	58,651
Other assets	12,686	19,561

	$1,976,575	$1,867,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$984,939	$850,951
Accrued expenses and other current liabilities	151,181	156,491
Current portion of long-term debt	369	217
Deferred revenue	55,390	44,146

Total current liabilities	1,191,879	1,051,805
Long-term debt	27,191	66,949
Deferred income taxes	726	443
Other liabilities	23,765	31,603

	1,243,561	1,150,800

Stockholders’ equity:
Preferred stock	—	—
Common stock	410	420
Additional paid-in capital	340,618	348,703
Retained earnings	373,568	353,854
Accumulated other comprehensive income – foreign currency translation adjustments	18,418	13,941

Total stockholders’ equity	733,014	716,918

	$1,976,575	$1,867,718

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 9	July 31, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net earnings	$38,799	$35,589
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	20,781	20,870
Non-cash real estate impairment	4,558	—
Provision for losses on accounts receivable	2,344	2,489
Write-downs of inventories	845	2,502
Write-off of property and equipment	487	51
Non-cash stock-based compensation	3,684	3,595
Excess tax benefit from employee gains on stock-based compensation	(423)	(757)
Deferred income taxes	(422)	2,995
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(61,142)	25,499
Increase in inventories	(34,696)	(22,913)
Increase in other current assets	(7,884)	(21,607)
Decrease (increase) in other assets	6,987	(4,469)
Increase in accounts payable	133,294	52,458
Increase (decrease) in deferred revenue	9,883	(8,387)
Decrease in accrued expenses and other liabilities	(13,380)	(165)

Net cash provided by operating activities	103,715	87,750

Cash flows from investing activities:
Purchases of property and equipment	(5,342)	(10,529)

Net cash used in investing activities	(5,342)	(10,529)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	218,492	541,035
Repayments on senior revolving credit facility	(234,992)	(571,035)
Borrowings on accounts receivable securitization financing facility	392,000	434,000
Repayments on accounts receivable securitization financing facility	(417,000)	(431,000)
Borrowings under other financing agreements	2,002	—
Payments on capital lease obligation	(108)	(516)
Net (repayments) borrowings under inventory financing facility	(6,557)	362
Payment of deferred financing fees	(200)	—
Excess tax benefit from employee gains on stock-based compensation	423	757
Payment of payroll taxes on stock-based compensation through shares withheld	(1,624)	(2,729)
Repurchases of common stock	(29,652)	(50,000)

Net cash used in financing activities	(77,216)	(79,126)

Foreign currency exchange effect on cash balances	1,953	(8,049)

Increase (decrease) in cash and cash equivalents	23,110	(9,954)
Cash and cash equivalents at beginning of period	126,817	152,119

Cash and cash equivalents at end of period	$149,927	$142,165

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q2 2014 Results, Page 10	July 31, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Consolidated Earnings from Operations:
GAAP	$46,479	$44,598	$67,458	$59,015
Non-cash real estate impairment and accelerated depreciation	5,178	—	5,178	—
Severance and restructuring expenses	310	3,171	647	5,903

Non-GAAP	$51,967	$47,769	$73,283	$64,918

Consolidated Net Earnings:
GAAP	$27,249	$26,513	$38,799	$35,589
Non-cash real estate impairment and accelerated depreciation, net of tax	3,174	—	3,174	—
Severance and restructuring expenses, net of tax	179	2,558	403	4,426

Non-GAAP	$30,602	$29,071	$42,376	$40,015

Consolidated Diluted EPS:
GAAP	$0.66	$0.62	$0.93	$0.81
Non-cash real estate impairment and accelerated depreciation, net of tax	0.08	—	0.08	—
Severance and restructuring expenses, net of tax	—	0.06	0.01	0.10

Non-GAAP	$0.74	$0.68	$1.02	$0.91

North America Earnings from Operations:
GAAP	$30,494	$33,402	$48,649	$45,676
Non-cash real estate impairment and accelerated depreciation	5,178	—	5,178	—
Severance and restructuring (income) expenses	(14)	967	63	2,024

Non-GAAP	$35,658	$34,369	$53,890	$47,700

EMEA Earnings from Operations:
GAAP	$9,841	$5,725	$11,797	$6,904
Severance and restructuring expenses	215	2,204	475	3,879

Non-GAAP	$10,056	$7,929	$12,272	$10,783

APAC Earnings from Operations:
GAAP	$6,144	$5,471	$7,012	$6,435
Severance and restructuring expenses	109	—	109	—

Non-GAAP	$6,253	$5,471	$7,121	$6,435

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958